Exhibit 99.1

Harrow Announces Pricing of $250.0 Million Offering of Senior Unsecured Notes Due 2030

NASHVILLE, Tenn., September 8, 2025 – Harrow (Nasdaq: HROW), a leading provider of ophthalmic disease management solutions in North America, today announced the pricing of its private offering (the “Offering”) of $250.0 million aggregate principal amount of 8.625% senior unsecured notes due 2030 (the “2030 Notes”). The 2030 Notes will be guaranteed on a senior unsecured basis by the Company’s existing and future wholly-owned domestic restricted subsidiaries and any of its other restricted subsidiaries that guarantees or co-issues any of its indebtedness or any indebtedness of any of its subsidiaries that guarantees the 2030 Notes, subject to certain exceptions. The Offering is expected to close on September 12, 2025, subject to customary closing conditions.

The 2030 Notes will bear interest at the rate of 8.625% per year. Interest on the 2030 Notes will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2026. The 2030 Notes will mature on September 15, 2030. The 2030 Notes were offered at a price of 100% of the principal amount.

The Company expects to use the net proceeds from the Offering to repay in full its $107.5 million facility with Oaktree Fund Administration, LLC, as administrative agent to the lenders thereunder, to redeem in full the $75.0 million aggregate principal amount of its outstanding 8.625% Senior Notes (HROWL) (the “2026 Notes”), and the $40.25 million aggregate principal amount of its outstanding 11.875% Senior Notes (HROWM) (the “2027 Notes”), and to pay certain exit costs related thereto. Any remaining proceeds are expected to be used for general corporate purposes, which may include funding future strategic business development opportunities and related investments.

The 2030 Notes and the related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction, and may not be offered or sold in the United States, or for the benefit of U.S. persons, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities or blue sky laws. Accordingly, the 2030 Notes and the related guarantees are being offered only to persons reasonably believed to be “qualified institutional buyers,” as that term is defined under Rule 144A of the Securities Act, or outside the United States to non-“U.S. persons” in accordance with Regulation S under the Securities Act.

A confidential offering memorandum for the Offering, dated as of today, is being made available to such eligible persons. The Offering is being conducted in accordance with the terms and subject to the conditions set forth in such confidential offering memorandum.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer, or solicitation to buy, if at all, will be made only by means of a confidential offering memorandum. This press release does not constitute a notice of repayment or notice of redemption of outstanding indebtedness, or an offer or solicitation to purchase the 2026 Notes, the 2027 Notes or any other security.

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HROW Announces Pricing of $250.0 Million Offering of Senior Unsecured Notes Due 2030

September 8, 2025

About Harrow

Harrow, Inc. (Nasdaq: HROW) is a leading provider of ophthalmic disease management solutions in North America, offering a comprehensive portfolio of products that address conditions affecting both the front and back of the eye, such as dry eye disease, wet (or neovascular) age-related macular degeneration, cataracts, refractive errors, glaucoma and a range of other ocular surface conditions and retina diseases. Harrow was founded with a commitment to deliver safe, effective, accessible, and affordable medications that enhance patient compliance and improve clinical outcomes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including, without limitation, statements regarding the Offering, the expected use of proceeds of the Offering, including the redemption of outstanding senior notes, and prepayment of the Oaktree facility, and the expected closing date of the Offering. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: changes in market conditions, negotiation of final transaction documents, changes in operations, business, financial or other conditions relevant to the planned transactions, and other execution risks related to the completion of the transactions described herein, as well as other risks detailed in our most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, we may not be able to complete the potential transactions on terms expected or at all, and our actual results may differ significantly from those expected or implied by our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this press release to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.

Contact:

Mike Biega

Vice President of Investor Relations and Communications

mbiega@harrowinc.com

617-913-8890

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